EXHIBIT 2.4



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DEAN HELLER                                           CERTIFICATE OF                   OFFICE USE ONLY:
SECRETARY OF STATE                                       AMENDMENT
                                                (PURSUANT TO NRS 78.385 AND                   FILED #C1960-99
                                                                                                     --------
101 N. CARSON ST., STE. 3                                 78.390
CARSON CITY, NEVADA 89701-4786                                                                 JULY 19, 2001
(775) 684-5708
                                     ------------------------------------------------            in the office of
  IMPORTANT: READ ATTACHED INSTRUCTIONS BEFORE COMPLETING FORM.                                  /s/ Dean Heller
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                                                                                          DEAN HELLER Secretary of State
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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1.  Name of corporation:  La Ceiba Mining Corp.
                          ------------------------------------------------------

2. The articles have been amended as follows (provide article numbers, if available):

The corporation has changed its name and Article One of the Articles of Incorporation is amended as follows:

"ARTICLE ONE.     The name of the corporation is:
 ------------

                  NEW CENTENNIAL MINING INC."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles or incorporation have voted in favour of the amendment is: 85% *
                                                                   ------

4.  Signatures (Required):

         /s/ Peter M. Kuhn                     /s/ Peter M. Kuhn
---------------------------                ----------------------------
President or Vice President         and    Secretary or Asst. Secretary


*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.




                                                  STATE OF NEVADA
                                                Secretary of State
                                        I hereby certify that this is a true and complete of the document as filed in this office.

                                                  July 19, 2001


                                              By: /s/ Dean Heller
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